Exhibit 20.7
Page 1 of 3

                     Navistar Financial 2000 - A Owner Trust
                           For the Month of June 2000
                       Distribution Date of July 17, 2000
                             Servicer Certificate #5

Original Pool Amount                                        $380,843,908.73
Subsequent Receivables (transferred 3/13/00)                 $74,413,256.03
Subsequent Receivables (transferred 3/20/00)                 $19,742,835.24

Beginning Pool Balance                                      $436,112,636.19
Beginning Pool Factor                                             0.9181319

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)      $10,301,942.75
     Interest Collected                                       $3,330,998.17

Additional Deposits:
     Repurchase Amounts                                               $0.00
     Liquidation Proceeds / Recoveries                          $117,605.38
Total Additional Deposits                                       $117,605.38

Repos / Chargeoffs                                              $906,266.53
Aggregate Number of Notes Charged Off                                    45

Total Available Funds                                        $13,750,546.30

Ending Pool Balance                                         $424,904,426.91
Ending Pool Factor                                                0.8945356

Servicing Fee                                                   $363,427.20

Repayment of Servicer Advances                                        $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                      $22,641,149.38
     Target Percentage                                                5.25%
     Target Balance                                          $22,307,482.41
     Minimum Balance                                          $9,105,143.30
     (Release) / Deposit                                       ($333,666.97)
     Ending Balance                                          $22,307,482.41

Current Weighted Average APR:                                        9.342%
Current Weighted Average Remaining Term (months):                     49.57

Delinquencies                                             Dollars        Notes
     Installments:                 1 - 30 days         $1,805,822.49     1,724
                                   31 - 60 days          $438,835.69       358
                                   60+  days             $110,309.09        60

     Total:                                            $2,354,967.27     1,737

     Balances:                     60+  days           $3,010,242.18        60

Memo Item - Reserve Account
     Prior Month                                      $22,895,913.40
+    3/13 Transfer                                       $129,314.58
+    Invest. Income                                            $0.00
+    Excess Serv.                                       ($384,078.60)
     Transfer (to) / from Collections Account         $22,641,149.38

Exhibit 20.7
Page 2 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of June 2000

                                                                                    NOTES

                                                 CLASS A - 1      CLASS A - 2      CLASS A - 3        CLASS A - 4    CLASS B NOTES
                               $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00    $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                          100.00%            0.00%            0.00%              0.00%           0.00%
     Coupon                                            6.0800%          6.8200%          7.2000%            7.3400%         7.4700%

Beginning Pool Balance         $436,112,636.19
Ending Pool Balance            $424,904,426.91

Collected Principal             $10,301,942.75
Collected Interest               $3,330,998.17
Charge - Offs                      $906,266.53
Liquidation Proceeds/Recoveries    $117,605.38
Servicing                          $363,427.20
Cash Transfer from Reserve Acct.   $384,078.60
Total Collections Available
  for Debt Service              $13,771,197.70

Beginning Balance              $436,112,636.19  $45,112,636.19  $142,000,000.00  $110,000,000.00    $121,187,500.00  $17,812,500.00

Interest Due                     $2,562,988.42     $243,808.74      $807,033.33      $660,000.00        $741,263.54     $110,882.81
Interest Paid                    $2,562,988.42     $243,808.74      $807,033.33      $660,000.00        $741,263.54     $110,882.81
Principal Due                   $11,208,209.28  $11,208,209.28            $0.00            $0.00              $0.00           $0.00
Principal Paid                  $11,208,209.28  $11,208,209.28            $0.00            $0.00              $0.00           $0.00

Ending Balance                 $424,904,426.91  $33,904,426.91  $142,000,000.00  $110,000,000.00    $121,187,500.00  $17,812,500.00
Note / Certificate Pool Factor                          0.4036           1.0000           1.0000             1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions             $13,771,197.70  $11,452,018.02      $807,033.33      $660,000.00        $741,263.54     $110,882.81

Interest Shortfall                       $0.00           $0.00            $0.00            $0.00              $0.00           $0.00
Principal Shortfall                      $0.00           $0.00            $0.00            $0.00              $0.00           $0.00
     Total Shortfall                     $0.00           $0.00            $0.00            $0.00              $0.00           $0.00
         (required from Reserve)
Excess Servicing                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $22,641,149.38
(Release) / Draw                  ($333,666.97)
Ending Reserve Acct Balance     $22,307,482.41

Exhibit 20.7
Page 3 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                  4                  3                  2                  1
                                    Feb-00             Mar-00             Apr-00             May-00             Jun-00
Beginning Pool Balance         $380,843,908.73    $467,349,179.28    $457,574,282.66    $448,567,681.23    $436,112,636.19

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $36,194.38        $796,090.42        $313,224.38        $893,882.71        $906,266.53
    Recoveries                           $0.00              $0.00        $189,308.57        $105,252.96        $117,605.38

Total Charged Off (Months 5, 4, 3)                  $1,145,509.18
Total Recoveries (Months 3, 2, 1)                     $412,166.91
Net Loss / (Recoveries) for 3 Mos                     $733,342.27 (a)

Total Balance (Months 5, 4, 3)                  $1,305,767,370.67 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     0.6739%

Trigger:  Is Ratio > 1.5%                                      No
                                                                          Apr-00             May-00             Jun-00

B)   Delinquency Trigger:                                              $3,976,133.59      $5,534,102.80      $3,010,242.18
     Balance delinquency 60+ days                                           0.86896%           1.23373%           0.69024%
     As % of Beginning Pool Balance                                         0.64229%           0.92224%           0.93098%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                         4.6963%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer